Vertiv Announces Agreement to Acquire King Environmental Services Ltd., Expanding Global Fluid Management Services
Planned acquisition expected to expand Vertiv’s leadership in next-generation thermal services for high-density and AI-driven environments into Europe, Middle East and Africa
Builds on Vertiv’s North American fluid management capabilities with European execution capacity and specialized load testing expertise
COLUMBUS, Ohio September 24, 2026-- Vertiv Holdings Co (NYSE: VRT), a global leader in critical digital infrastructure, today announced that it has entered into an agreement to acquire King Environmental Services Ltd. (KES), a Europe-based provider of fluid management, commissioning and load-testing services for high-density, liquid-cooled data centers and other applications.
The acquisition is expected to expand Vertiv’s global thermal management services capabilities into Europe, Middle East and Africa (EMEA) and advance its strategy to support customers across the thermal chain. KES adds specialized fluid management, commissioning and load-testing capabilities spanning system preparation, performance validation, monitoring, maintenance and lifecycle optimization.
Vertiv announced an agreement to acquire King Environmental Services Ltd., expanding its global fluid management services into EMEA.
The transaction builds on Vertiv’s established North American fluid management presence, including its 2025 acquisition of PurgeRite, and represents the next step in expanding its global thermal and fluid management services platform. By combining KES’s regional field expertise and load-testing capabilities with Vertiv’s broader services portfolio, the company expects to provide more comprehensive support as customers deploy and operate complex AI and high-density infrastructure with greater reliability, efficiency and accountability.
“As computing density increases, the performance of cooling and power infrastructure will depend as much on execution in the field as on engineering and system design,” said Gio Albertazzi, CEO of Vertiv. “Our acquisition of PurgeRite, in December of 2025, established an important fluid management foundation in North America, and KES is expected to build on that foundation in EMEA. Together, these acquisitions advance our strategy to provide the specialized expertise and disciplined execution customers need as they deploy increasingly complex infrastructure at scale.”
That need for disciplined execution is particularly important as high-performance computing and AI workloads increase heat densities and accelerate the adoption of liquid cooling. In these systems, fluid quality is critical to uptime, thermal performance and equipment life. Contamination, trapped air, corrosion, improper chemistry and flow imbalances can reduce heat-transfer efficiency, contribute to equipment degradation and create commissioning and operational risks. Beyond initial commissioning, customers need lifecycle fluid management services to support system availability, thermal performance, equipment longevity and operational economics.
KES has built a strong reputation in Europe based on its technical specialization, experienced field teams, established operating infrastructure and safety culture. Its capabilities include fluid-system preparation, flushing, filtration, water treatment, commissioning and performance validation. KES also provides thermal load testing for liquid cooling infrastructure and electrical load testing for critical power systems.
Together, Vertiv and KES are expected to deliver significant customer benefits from an expanded set of capabilities designed to:
•Reduce operational complexity through a single accountable partner for commissioning, testing, fluid management and ongoing operations;
•Improve cooling system performance with clean, balanced and validated fluid systems that support optimal heat transfer and equipment efficiency;
•Maintain compliance with regional fluid handling, treatment and disposal requirements; and
•Increase confidence in infrastructure readiness through thermal load testing before facilities enter operation.
KES is headquartered near Dublin, Ireland, and serves customers across the EMEA region.
The transaction is expected to close in the fourth quarter of 2026. The financial terms were not disclosed and are not expected to be material to Vertiv's financial results.
For more information about Vertiv’s portfolio of power and thermal management products, infrastructure solutions, IT systems and services for critical digital applications, visit vertiv.com.
About Vertiv
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
About King Environmental Services (KES)
King Environmental Services Ltd. (KES) is a Europe-based specialist in fluid management, flushing, commissioning and operational validation for high-density, liquid-cooled data centers and other mission-critical facilities. Founded in 2002 and headquartered near Dublin, Ireland, KES serves customers across EMEA from key hubs in North Dublin and Frankfurt.
KES provides an integrated service covering design review and feasibility studies, pipework flushing, filtration and water treatment, testing, adjusting and balancing (TAB), data logging and thermography, and large-scale thermal and electrical load testing. The company bridges construction and live operation, validating that cooling systems are clean, balanced, efficient, design-compliant and ready for high-density and AI workloads.
Category: Financial News

Forward-looking statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the transaction, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the timing and consummation of the proposed transaction; the risk that the closing does not occur; expected expenses related to the transaction; the possible diversion of management time on issues related to the transaction; the ability of Vertiv to maintain relationships with customers and suppliers of KES; the ability of Vertiv to retain management and key employees of KES; and whether Vertiv would realize anticipated synergies and accretion contemplated by the acquisition. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE: Vertiv Holdings Co
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